SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

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                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                            EXCHANGE ACT OF 1934


                                GenTek Inc.
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           (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                   02-0505547
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(State of Incorporation or Organization)              (I.R.S. Employer
                                                     Identification No.)


   Liberty Lane, Hampton New Hampshire                      03842
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  (Address of Principal Executive Offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                            Name of Each Exchange on Which
to be so Registered                            Each Class is to be Registered
-------------------                            --------------------------------

None                                            None


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:
_____(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                  Common Stock, $0.01 par value per share
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                              (Title of Class)


               Information Required in Registration Statement

ITEM 1.  Description of Registrant's Securities to be Registered

                  This registration statement relates to the registration with the Securities and Exchange Commission of shares of $0.01 par value common stock of GenTek Inc., a Delaware corporation (the "Registrant"). The description of the common stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 73 of the Registrant's Registration Statement as filed on Form S-1 (Registration No. 333-94297), filed with the Securities and Exchange Commission on January 10, 2000, as amended January 19, 2000 and January 25, 2000, is incorporated herein by reference.


ITEM 2.       Exhibits

              The following exhibits are filed as part of this registration statement:


              3.1 Amended and Restated Certificate of Incorporation of GenTek Inc. Incorporated by reference to the relevant exhibit to Amendment No. 2 to the Registration Statement on Form 10 of GenTek Inc. (File No. 001-14789), filed with the Securities and Exchange Commission on April 8, 1999.

              3.2 Amended and Restated By-Laws of GenTek Inc. Incorporated by reference to the relevant exhibit to Amendment No. 2 to the Registration Statement on Form 10 of GenTek Inc. (File No. 001-14789), filed with the Securities and Exchange Commission on April 8, 1999.


                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       GENTEK INC.


April 4, 2002                          By: /s/ Michael R. Herman
                                           -----------------------------------
                                           Name:  Michael R. Herman
                                           Title: Vice President and General
                                                  Counsel